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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated March 7, 1996 (except with respect to the matters discussed in Notes 1, 11, 12, and 15, as to which the date is May 28, 1996), on our audit of the consolidated financial statements of Einstein/Noah Bagel Corp. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
May 29, 1996